UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 17, 2008

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2008, the Board of Directors of Simtrol, Inc. (the “Company”) elected Mr. Oliver Cooper, President and Chief Executive Officer of the Company, as a new director of the Company.

From May 2008 to the present, Mr. Cooper has served as the President and Chief Executive Officer of the Company. From February 2006 to May 2008, Mr. Cooper served as a Partner at Triton Value Partners, an Atlanta-based business advisory/private equity firm, and is currently on inactive status.  From 2003 to 2006, he served as President and CEO of MARC Global Holdings, Inc., a provider of complete solutions for supply chain execution in complex distribution environments.  Under his leadership, the company was successfully sold to Red Prairie, Inc.  Mr. Cooper previously served as President and Chief Operating Officer of Neovest Inc., a provider of software solutions to financial services firms, until its acquisition by JP Morgan (NYSE: JPM) and was formerly Chief Operating Officer at Manhattan Associates, Inc. (NASDAQ: MANH) where he managed the company's successful initial public offering.

The Company’s Board of Directors currently has four members and the Company intends to seek additional directors as qualified candidates are identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: July 20, 2008